Filed Pursuant to Rule 424(b)(3)

Registration No. 333-275761

Prospectus Supplement No. 2

to Prospectus dated December 20, 2024

5,000,000 Shares

Common Stock

EzFill Holdings, Inc.

This prospectus supplement no. 2 amends and supplements the prospectus dated December 20, 2024 and prospectus supplement no. 1 dated January 2, 2025, relating to the firm commitment public offering of up to 5,000,000 shares of common stock, $0.0001 par value per share of EzFill Holdings, Inc. (the “Company”). The foregoing prospectus, prospectus supplement no. 1 and this prospectus supplement are collectively referred to as the “prospectus.” Please keep this prospectus supplement with your prospectus for future reference.

This prospectus supplement incorporates into the prospectus the attached Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on January 3, 2025.

This prospectus supplement is not complete without the prospectus, including any supplements and amendments thereto. This prospectus supplement should be read in conjunction with the prospectus and prospectus no. 1, which are to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the prospectus and prospectus supplement no. 1, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the prospectus, including any supplements and amendments thereto.

Investing in our common stock should be considered speculative and involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” section of the prospectus to read about the risks you should consider before buying shares of our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if the prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Capitalized terms contained in this prospectus supplement have the same meanings as in the prospectus unless otherwise stated herein.

ThinkEquity

The date of this prospectus supplement is January 3, 2025

Index of SEC Filings

The following report listed below is filed as a part of this prospectus supplement no. 2.

Appendix No.	Description

Appendix 1	Current Report on Form 8-K filed with the Securities and Exchange Commission on January 3, 2025.

Appendix 1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2024

EZFILL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40809	84-4260623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

67 NW 183rd Street, Miami, Florida 33169

(Address of principal executive offices, including Zip Code)

305 -791-1169

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EZFL	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase and Sale Agreement, License for Entry, and Bill of Sale, dated as of December 27, 2024:

As previously disclosed in that certain Current Report on Form 8-K filed as December 18, 2024, EzFill Holdings, Inc., a Delaware corporation (the “Company”) and Shell Retail and Convenience Operations LLC d/b/a Shell TapUp and d/b/a Instafuel, a Delaware limited liability company (“Shell”) entered into a Letter of Understanding (the “LOU”) on December 12, 2024 in respect of the purchase and sale of seventy-eight (78) trucks and certain above ground tanks for a total purchase price of $5,345,077 plus applicable taxes. The LOU provides for the Company to pay Shell a seven percent (7%) non-refundable down payment by December 16, 2024, with the remaining balance due by December 26, 2024. Further, the LOU provides the Company with the option of removing up to eight (8) trucks from the schedule of transferred assets, based on the results of its inspections of the trucks, with the final purchase price being updated accordingly.

On December 27, 2024, the Company and Shell entered into that certain Purchase and Sale Agreement, License for Entry, and Bill of Sale (the “Agreement”) in closing the matters previously set forth in the LOU. Pursuant to the Agreement, the Company purchased from Shell seventy-three (73) trucks for $4,840,121.61 and six (6) atmospheric storage tanks for $80,000. In connection with the signing of the LOU, the Company previously paid the aforementioned seven percent (7%) non-refundable downpayment in the amount of $379,755.39 on December 16, 2024. The Agreement provides for certain representations, covenants and indemnification obligations that are customary for these types of transactions.

The information set forth above is qualified in its entirety by reference to the Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Item 2.01 Completion of Acquisition or Disposition of Assets.

To the extent required by this Item 2.01, the information contained in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Purchase and Sale Agreement, License for Entry, and Bill of Sale, dated as of December 27, 2024, by and between Shell Retail and Convenience Operations LLC d/b/a Shell TapUp and d/b/a/ Instafuel and EzFill Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Portions of this exhibit have been redacted pursuant to Instruction No. 6 of Item 1.01 of Form 8-K or otherwise omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish a copy of all unredacted and omitted schedules and exhibits to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2025

EZFILL HOLDINGS, INC.

By:	/s/ Yehuda Levy
Name:	Yehuda Levy
Title:	Chief Executive Officer

Exhibit 10.1

[Pursuant to Instruction No. 6 of Item 1.01 of Form 8-K, certain identified information has been excluded from this Exhibit 10.1 because it is both not material and is the type of information that the registrant treats as private or confidential.]

Purchase and Sale Agreement,

License for Entry,

and Bill of Sale

between

Shell Retail and Convenience Operations LLC d/b/a “Shell TapUp” and d/b/a “Instafuel,”

and

EZFILL HOLDINGS, INC

THIS CONTRACT IS MADE ON 27th DECEMBER 2024 BETWEEN:

Shell Retail and Convenience Operations LLC d/b/a “Shell TapUp” and d/b/a “Instafuel,” whose registered office is at 150 N. Dairy Ashford Road, Houston, Texas 77210-4749 (“COMPANY”), and EZFILL HOLDINGS, INC, whose registered office is at 57 NW 183rd Street, Miami, Florida 33169 (“BUYER”),

THE PARTIES AGREE AS FOLLOWS

SECTION I – FORMATION OF CONTRACT and NOTICE PARTIES

1.	PURCHASE AND SALE OF The Asset

(a)	Subject to the terms and conditions of this CONTRACT, the PROPERTY, more specifically described in Section IV, will be transferred and conveyed to BUYER, and BUYER agrees to accept the PROPERTY from COMPANY.

(b)	BUYER agrees to remove the PROPERTY by January 31st 2025. For PROPERTY located on a COMPANY WORKSITE, COMPANY hereby grants a temporary licence to BUYER for entry onto COMPANY’s premises in the following locations solely for these purposes:

●	Austin, TX
●	Dallas, TX
●	Houston, TX
●	Phoenix, AZ
●	San Antonio, TX

(c)	The activities of the BUYER or its SUBCONTRACTORS in performance of the CONTRACT will be performed in accordance with Section III.

(d)	COMPANY agrees to execute and deliver to BUYER the BILL OF SALE, set out in Section IV. If the PROPERTY is lost or destroyed or otherwise becomes unavailable prior to completion of removal, whether or not due to the negligence or fault of COMPANY or otherwise, then COMPANY will be under no obligation to transfer the PROPERTY to BUYER.

(e)	COMPANY reserves the right to remove any portion of the PROPERTY from the scope of the CONTRACT prior to pick up by BUYER. COMPANY will promptly notify BUYER of COMPANY’s action and will reimburse BUYER for the portion of the sale price of the PROPERTY reasonably determined by COMPANY to be attributable to the portion of the PROPERTY removed.

2.	NOTICES

Notices under the CONTRACT must be made in the manner set out in Section III and delivered:

To COMPANY:

Kyle Baker

Operations Manager

Tel: +1 832 350 5483

Email: kyle.baker@shell.com

To BUYER:

EZFILL HOLDINGS, INC

Yehuda Levy

CEO

Tel: +1 786.553.7578

Email: yehuda@ezfl.com

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Section I – Formation of Contract and Notice Parties

Signatories

For and on behalf of Shell Retail and Convenience Operations LLC		For and on behalf of EZFILL HOLDINGS, INC

	/s/ Prabhu Murugan		/s/ Yehuda Levy
Name:	Prabhu Murugan	Name:	Yehuda Levy
Position:	President	Position:	CEO

2

Section II – Definition

SECTION II – DEFINITIONS

Capitalised words and expressions have the following meanings when interpreting the CONTRACT:

AFFILIATE

in reference to a PERSON, any other PERSON that: (a) directly or indirectly controls or is controlled by the first PERSON; or (b) is directly or indirectly controlled by a PERSON that also directly or indirectly controls the first PERSON. A PERSON controls another PERSON if that first PERSON has the power to direct or cause the direction of the management of the other PERSON, whether directly or indirectly, through one or more intermediaries or otherwise, and whether by ownership of shares or other equity interests, the holding of voting rights or contractual rights, by being the general partner of a limited partnership, or otherwise.

ANTI-CORRUPTION LAWS

the United States Foreign Corrupt Practices Act of 1977, the United Kingdom Bribery Act 2010, and all other APPLICABLE LAWS that prohibit tax evasion, money laundering, or otherwise dealing in the proceeds of crime or the bribery of, or the providing of unlawful gratuities, facilitation payments, or other benefits to, any GOVERNMENT OFFICIAL or any other PERSON.

APPLICABLE LAWS

where applicable to a person, property, or circumstance, and as amended from time to time: (a) statutes (including regulations enacted under those statutes); (b) national, regional, provincial, state, municipal, or local laws; (c) judgments and orders of courts of competent jurisdiction; (d) rules, regulations, and orders issued by government agencies, authorities, and other regulatory bodies; and (e) regulatory approvals, permits, licences, approvals, and authorisations.

BILL OF SALE

The document in the form specified in Section IV of the CONTRACT conveying the PROPERTY

BUYER GROUP

BUYER and: (a) its SUBCONTRACTORS, (b) any AFFILIATE of BUYER or its SUBCONTRACTORS; and (c) any director, officer, employee, other PERSON employed by or acting for and on behalf of BUYER, its SUBCONTRACTORS or the AFFILIATES of BUYER and its SUBCONTRACTORS.

BUYER PERSONNEL

any individual provided by BUYER GROUP, whether directly or indirectly, and assigned to work in connection with the removal of the PROPERTY, whether or not an employee of BUYER GROUP.

COMPANY GROUP

COMPANY and: (a) its co-venturers and joint ventures; (b) any AFFILIATE of COMPANY, its joint ventures, or its co-venturers; and (c) any director, officer, employee, or other individual working under the direct control and supervision of COMPANY, its joint ventures, or co-venturers, or the AFFILIATES of COMPANY, its joint ventures, or co-venturers.

CONSEQUENTIAL LOSS

(a) indirect or consequential losses; and (b) loss of production, loss of product, loss of use, and loss of revenue, profit, or anticipated profit, whether direct, indirect, or consequential, and whether or not the losses were foreseeable at the time of entering into the CONTRACT.

CONTRACT

the agreement formed by Section I and the attachments which follow.

FORCE MAJEURE EVENT

the events qualifying as a FORCE MAJEURE EVENT as expressly set out in the CONTRACT.

GOVERNMENT OFFICIAL

(a) any official or employee of any government, or any agency, ministry, or department of a government (at any level); (b) anyone acting in an official capacity for a government regardless of rank or position; (c) any official or employee of a COMPANY wholly or partially controlled by a government (e.g. a state-owned oil COMPANY), political party, or any official of a political party; (d) any candidate for political office, or any officer or employee of a public international organisation (e.g. the United Nations or the World Bank); and (e) any immediate family member (meaning a spouse, dependent child, or household member) of any of the foregoing.

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Section II – Definition

HSSE

health, safety, security and environment.

HSSE STANDARDS

(a) all HSSE policies, manuals, standards, rules, and procedures, as communicated to BUYER, designed to manage HSSE risks during activities under the CONTRACT; (b) all APPLICABLE LAWS relating to HSSE; and (c) any other rules and procedures (whether issued by COMPANY GROUP or otherwise) in force at a relevant COMPANY GROUP WORKSITE at the time of removal of the PROPERTY.

INDEMNIFY

release, save, indemnify, defend, and hold harmless.

INSOLVENCY EVENT

when a PERSON (a) stops or suspends, or threatens to stop or suspend, payment of all or a material part of its debts, or is unable to pay its debts as they fall due; (b) ceases or threatens to cease to carry on all or a substantial part of its business; (c) begins negotiations for, starts any proceedings concerning, proposes or makes any agreement for the reorganisation, compromise, deferral, or general assignment of, all or substantially all of its debts; (d) makes or proposes an arrangement for the benefit of some or all of its creditors of all or substantially all of its debts; (e) takes any step with a view to the administration, winding up, or bankruptcy of that PERSON; (f) is subject to an event in which all or substantially all of its assets are subject to any steps taken to enforce security over those assets or to levy execution or similar process, including the appointment of a receiver, trustee in bankruptcy, or similar officer; or (g) is subject to any event under the law of any relevant jurisdiction that has an analogous or equivalent effect to any of the INSOLVENCY EVENTS listed above.

LIABILITIES

all claims, losses, damages, costs (including legal fees), expenses, and liabilities.

PERSON

any individual, partnership, limited partnership, firm, trust, body corporate, government, governmental body, agency or instrumentality, or unincorporated venture.

PROPERTY

the goods, materials, products, or equipment transferred by the BILL OF SALE.

RESTRICTED JURISDICTION

countries or states that are subject to comprehensive trade sanctions or embargoes (as may be amended by the relevant governmental authorities from time to time).

RESTRICTED PARTY

(a) any PERSON targeted by national, regional, or multilateral trade or economic sanctions under APPLICABLE LAWS; (b) any PERSON designated on the United Nations Financial Sanctions Lists, European Union (EU) or EU Member State Consolidated Lists, US Department of the Treasury Office of Foreign Assets Control Lists, US State Department Non-proliferation Sanctions Lists, or US Department of Commerce Denied Persons List, in force from time to time; or (c) any AFFILIATES of such PERSONS; and (d) any PERSON acting on behalf of a PERSON referred to in the foregoing.

STANDARDS OF PRACTICE

with reference to removal of the PROPERTY, the sound standards, principles, and practices that are recognised and generally accepted in the international oil, gas, and petrochemical industry.

SUBCONTRACT

any agreement for the performance of part of activities under the CONTRACT that is entered into by BUYER and another PERSON.

SUBCONTRACTOR

any PERSON with whom the BUYER enters into a SUBCONTRACT, including any employers of AGENCY PERSONNEL (except as explicitly provided otherwise).

TRADE CONTROL LAWS

all APPLICABLE LAWS concerning the import, export, or re-export of goods, software, or technology, or their direct product, including: (a) applicable customs regulations, Council Regulation (EC) No. 428/2009; (b) any sanction regulations issued by the Council of the European Union; (c) the International Traffic in Arms Regulations (“ITAR”); (d) the Export Administration Regulations (“EAR”); and (e) the regulations and orders issued or administered by the US Department of the Treasury, Office of Foreign Assets Control in relation to export control, anti-boycott, and trade sanctions matters.

TRANSFER DATE

the date of transfer of risk of loss and title to BUYER.

WORKSITE

lands, waters, and other places on, under, in, or through which activities in connection with removal of the PROPERTY is to be performed, including manufacturing, fabrication, or storage facilities, offshore installations, floating construction equipment, vessels, offices, workshops, camps, or messing facilities. WORKSITE does not include any lands, waters, or other places used during transportation to and from WORKSITES.

4

Section III – General Terms and Conditions

SECTION III – general terms and conditions

1.	DELIVERY, RISK and title to property

Risk of loss and title to the PROPERTY will pass to BUYER:

(i)	when the PROPERTY is loaded for transport at the place it is made available to BUYER; or
(ii)	if the Parties agree in writing that the PROPERTY will remain in storage at its then present location, then upon the date of execution of the BILL OF SALE.

2.	COMPENSATION, PAYMENT, AND INVOICING

2.1	Consideration

(a)	BUYER agrees to pay to COMPANY the amount specified in the BILL OF SALE.

(i)	A 7% downpayment in the amount of USD 379,755.39 to be paid to COMPANY upon execution of the Letter of Understanding on Dececember 16, 2024.
(ii)	The remaing total of the purchase price of USD 4,840,121.61 shall be paid per the Schedule attached in the BILL OF SALE.

(b)	Where BUYER has not paid on or before the TRANSER DATE, BUYER will pay COMPANY within 3 working days after receipt of signed Purchase Agreement and Bill of Sale.

(c)	BUYER will remit payment to COMPANY through:

Branch: [XXXXX]

Swift Code: [XXXXX]

ABA Routing Number: [XXXXX]

Tax ID: [XXXXX]

Account Name: [XXXXX]

Account Number: [XXXXX]

Currency: USD

2.2	Taxes

Value added tax, in countries where it may be applicable, or an equivalent sales tax that is due in connection with the sale, will be paid by BUYER in addition to the amount stated in the BILL OF SALE.

3.	TERMINATION

3.1	Termination for Cause

COMPANY may terminate the CONTRACT for cause by written notice with immediate effect if:

(i)	BUYER breaches (in the opinion of COMPANY) the Shell General Business Principles or BUYER’s equivalent principles in connection with performance of the CONTRACT;
(ii)	any member of BUYER GROUP violates (in the opinion of COMPANY) any ANTI-CORRUPTION LAWS, applicable competition laws, TRADE CONTROL LAWS, other APPLICABLE LAWS, or HSSE STANDARDS in connection with the performance of the CONTRACT, or causes COMPANY to be in violation of those laws;
(iii)	any member of BUYER GROUP becomes a RESTRICTED PARTY;
(iv)	BUYER is subject to an INSOLVENCY EVENT;
(v)	BUYER has abandoned or repudiated the CONTRACT; or
(vi)	BUYER wilfully delays or demonstrates the intention not to continue performance of the CONTRACT.

4.	BUYER’S ASSUMED OBLIGATIONS

With effect from the TRANSFER DATE, BUYER assumes all duties and obligations of ownership of the PROPERTY and will release and INDEMNIFY COMPANY GROUP from any LIABILITIES therefore (WHETHER OR NOT ARISING FROM NEGLIGENCE OR OTHER FAULT), including:

(i)	compliance with APPLICABLE LAWS and the procurement and maintenance of all permits and bonds required by governmental authorities related to the PROPERTY; and
(ii)	any actions required to safely own, operate or maintain the PROPERTY.

5

Section III – General Terms and Conditions

5.	LIABILITIES AND INDEMNITIES

5.1	BUYER GROUP People and PROPERTY

BUYER will INDEMNIFY COMPANY GROUP for LIABILITIES in respect of:

(i)	death, injury, or disease of any person employed by BUYER GROUP; and
(ii)	damage to or loss of:

(A)	property owned by BUYER GROUP; and
(B)	the PROPERTY while BUYER GROUP has care, custody and control, or after the TRANSFER DATE.

5.2	COMPANY GROUP People and PROPERTY

COMPANY will INDEMNIFY BUYER GROUP for LIABILITIES in respect of:

(i)	death, injury, or disease of any person employed by COMPANY GROUP; and
(ii)	damage to or loss of property owned by COMPANY GROUP (except for the PROPERTY while in BUYER GROUP’s care, custody, or control or after the TRANSFER DATE).

5.3	LIABILITIES for Pollution

(a)	BUYER will INDEMNIFY COMPANY GROUP for LIABILITIES related to pollution or contamination released from:

(i)	premises of and property owned by BUYER GROUP; and
(ii)	the PROPERTY while BUYER GROUP has care, custody and control, or after the TRANSFER DATE.

(b)	COMPANY will INDEMNIFY BUYER GROUP for LIABILITIES related to pollution or contamination released from property owned by COMPANY GROUP (except the PROPERTY while BUYER GROUP has care, custody and control, or after the TRANSFER DATE).

The two preceding sub-articles, regarding the obligation of a party to INDEMNIFY for LIABILITIES for people or property prevail over this sub-article regarding the obligation of a party to INDEMNIFY for pollution.

5.4	Indemnity for Own CONSEQUENTIAL LOSS

(a)	COMPANY will INDEMNIFY BUYER GROUP for LIABILITIES for COMPANY GROUP’s own CONSEQUENTIAL LOSS COMPANY GROUP would otherwise be entitled to from BUYER GROUP.

(b)	BUYER will INDEMNIFY COMPANY GROUP for LIABILITIES for BUYER GROUP’s own CONSEQUENTIAL LOSS BUYER GROUP would otherwise be entitled to from COMPANY GROUP.

5.5	Applicability of Obligations to Indemnify in Case of Negligence, GROSS NEGLIGENCE, WILFUL MISCONDUCT, or other Circumstances

(a)	The preceding requirements in this Article for a party to INDEMNIFY for LIABILITIES for people, property, pollution, or CONSEQUENTIAL LOSS apply regardless of the negligence, breach of statutory or other duty, or other fault of the indemnified party.

(b)	The preceding requirements of this Article to INDEMNIFY for LIABILITIES for people, property, pollution, CONSEQUENTIAL LOSS, or punitive or exemplary damages do not apply to:

(i)	LIABILITIES caused by GROSS NEGLIGENCE of managerial or senior supervisory personnel or WILFUL MISCONDUCT of (A) any member of BUYER GROUP where a member of BUYER GROUP claims INDEMNIFICATION or (B) any member of COMPANY GROUP where a member of COMPANY GROUP claims INDEMNIFICATION; or
(ii)	fines, punitive or exemplary damages, or penalties payable to any governmental or non-governmental third party by (A) any member of BUYER GROUP where a member of BUYER GROUP claims INDEMNIFICATION or (B) any member of COMPANY GROUP where a member of COMPANY GROUP claims INDEMNIFICATION.

(c)	GROSS NEGLIGENCE, for the purposes of this Article is defined as any act or failure to act (whether sole, joint, or concurrent) that is so great as to cause harm to people, property, or the environment and that: (i) seriously and substantially deviates from a diligent course of action; or (ii) is in reckless disregard of or wanton indifference to a risk known or so obvious that it should have been known. WILLFUL MISCONDUCT, for the purposes of this Article is defined as a deliberate act or omission, the consequences of which were foreseen or foreseeable, that was intended to cause harm to people, property, or the environment.

6.	INSURANCE

6.1	Requirements

Prior to commencement of performance, BUYER will arrange at its own expense at least the following types and limits of insurance, which are required to be in effect throughout the duration of the CONTRACT.

(i)	Employer’s Liability and Worker’s Compensation Insurance as follows:

(A)	BUYER will provide employer’s liability coverage for personal injury to or death of employees of BUYER, who are engaged in the performance of SCOPE, to the minimum limit required by any applicable legislation, including extended cover (where required) for working offshore, but in any case, up to a minimum level of US$1,000,000 per occurrence.

6

Section III – General Terms and Conditions

(B)	BUYER will provide worker’s compensation only where required in the jurisdiction in which SCOPE is to be supplied or where required in the locale where BUYER PERSONNEL are employed.

(ii)	general third party liability insurance, including coverage for sudden and accidental pollution and contractual liability, for any incident or series of incidents covering the operations of BUYER in the performance of the CONTRACT, in an amount not less than USD $5,000,000 per occurrence; and
(iii)	third party and passenger liability insurance as may be required by applicable law or similar regulation in the countries of use for motor vehicles used by BUYER in connection with the execution of SCOPE, with a minimum indemnity limit of USD $1,000,000 per occurrence.

6.2	Excess Insurance

All insurance limits may be fulfilled through any combination of primary and excess (umbrella) insurance obtained in accordance with this Article.

7.	TERMS OF ENTRY ON COMPANY’S Worksites

(a)	Where BUYER will enter upon COMPANY GROUP WORKSITES to remove or take possession of the PROPERTY, BUYER has agreed to do so after it has conducted reasonable due diligence concerning COMPANY’s requirements. BUYER has investigated general and local conditions, and all other matters that could affect the removal of the PROPERTY.

(b)	Any information supplied by COMPANY regarding its operations or assets in connection with the transfer or performance of obligations is confidential and will not be used by BUYER for any purpose other than for performance of the CONTRACT.

(c)	While removing the PROPERTY from COMPANY GROUP WORKSITES, BUYER will at all times:

(i)	pursue Shell’s HSSE principle of Goal Zero;
(ii)	comply with Shell’s “Life Saving Rules”, available at http://www.shell.com/lifesavingrules; and
(iii)	comply with other applicable HSSE STANDARDS and STANDARDS OF PRACTICE.

(d)	BUYER will remove the PROPERTY in the manner described in the CONTRACT and from the locations designated in the CONTRACT. BUYER will do so diligently, efficiently, and carefully, in a good and professional manner, and in accordance with the CONTRACT and all STANDARDS OF PRACTICE. BUYER will furnish all skills, labour, supervision, equipment, goods, materials, supplies, transport, and storage required for removal of the PROPERTY.

(e)	In removing the PROPERTY, BUYER will only use BUYER PERSONNEL who are properly permitted, qualified, suitably trained, competent, skilled, and experienced in accordance with all applicable HSSE STANDARDS and STANDARDS OF PRACTICE and as required by the CONTRACT.

(f)	Where required by COMPANY, BUYER will perform at its own expense security background checks and obtain entry credentials for BUYER PERSONNEL on COMPANY GROUP WORKSITES.

7.2	Activities at COMPANY GROUP WORKSITES

When performing activities at COMPANY GROUP WORKSITES, BUYER will: (i) abide by all HSSE STANDARDS and STANDARDS OF PRACTICE in effect for the WORKSITE, and requirements under APPLICABLE LAW; and (ii) cause BUYER PERSONNEL to take all necessary precautions (including those required by COMPANY’s HSSE STANDARDS) to protect the COMPANY GROUP WORKSITE, and people and property on the WORKSITE, from damage or injury.

8.	COMPLIANCE WITH APPLICABLE LAWS AND BUSINESS PRINCIPLES

8.1	APPLICABLE LAWS

BUYER represents that it is familiar with and will comply, and ensure that BUYER GROUP complies, with APPLICABLE LAWS in the performance of the CONTRACT. BUYER will notify COMPANY in writing of any material breaches of APPLICABLE LAWS related to the performance of the CONTRACT. BUYER will INDEMNIFY COMPANY GROUP for any LIABILITIES arising from BUYER GROUP’s non-compliance with APPLICABLE LAWS.

8.2	Business Principles

BUYER acknowledges that it has actual knowledge of:

(i)	the Shell General Business Principles, available at www.shell.com/sgbp, and the Shell Supplier Principles available at www.shell.com/suppliers;
(ii)	the Shell Code of Conduct, available at http://www.shell.com/codeofconduct; and
(iii)	the Shell Global Helpline, available at http://www.shell.com/globalhelpline.

BUYER agrees that it and each member of BUYER GROUP will adhere to the principles contained in the Shell General Business Principles and Shell Supplier Principles (or where BUYER has adopted equivalent principles, to those equivalent principles) in all its dealings with, or on behalf of COMPANY, in connection with this CONTRACT and related matters.

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Section III – General Terms and Conditions

8.3	COMPLIANCE WITH TRADE CONTROL LAWS

(a)	BUYER will comply with, all applicable TRADE CONTROL LAWS and provide COMPANY with necessary data to comply TRADE CONTROL LAWS.

(b)	BUYER will ensure that, except with the prior written consent of COMPANY: (i) the PROPERTY is not exported, provided, or made available to any RESTRICTED JURISDICTION or RESTRICTED PARTIES; (ii) BUYER PERSONNEL with access to COMPANY GROUP’s technical information, information technology resources (including COMPANY GROUP’s infrastructure), or COMPANY GROUP WORKSITES, are not RESTRICTED PARTIES or nationals of a RESTRICTED JURISDICTION; and (iii) BUYER will not utilise SUBCONTRACTORS that are RESTRICTED PARTIES.

8.4	COMPLIANCE WITH ANTI-CORRUPTION LAWS:

(a)	BUYER represents that it is knowledgeable about ANTI-CORRUPTION LAWS applicable to its performance of this CONTRACT and will comply with those laws.

(b)	BUYER has not made, offered, authorised, or accepted, and will not make, offer, authorise, or accept, any payment, gift, promise, or other advantage, whether directly or through any other PERSON, to or for the use or benefit of any government official or any other PERSON where that payment, gift, promise, or other advantage would comprise a facilitation payment; or violate the relevant ANTI-CORRUPTION LAWS.

(c)	COMPANY may terminate this CONTRACT immediately upon written notice to the BUYER, if BUYER violates ANTI-CORRUPTION LAWS, or has failed to provide reasonable information demonstrating compliance.
(d)	BUYER will immediately notify COMPANY if BUYER receives or becomes aware of any matter that is prohibited by these provisions.

(e)	BUYER will ensure that all transactions are accurately recorded and reported in its books and records to reflect truly the activities to which they pertain, such as the purpose of each transaction, with whom it was entered into, for whom it was undertaken, or what was exchanged. BUYER will INDEMNIFY COMPANY GROUP for any LIABILITIES arising out of BUYER’s breach of ANTI-CORRUPTION LAWS or any related undertakings under this Article.

(f)	Only the BUYER will pay the agreed sale price to COMPANY. No party other than the BUYER will pay the agreed sale price without the prior consent of COMPANY.

(g)	BUYER affirms that no PERSON in BUYER GROUP is a GOVERNMENT OFFICIAL or other PERSON who could assert illegal influence on behalf of COMPANY or its AFFILIATES. If a PERSON in BUYER GROUP becomes a GOVERNMENT OFFICIAL, BUYER will promptly notify COMPANY and remove that individual from performance in connection with SCOPE at COMPANY’s request.

9.	FORCE MAJEURE EVENTS

(a)	COMPANY and BUYER are each excused from performance of the affected part of an obligation of the CONTRACT while performance is prevented by a FORCE MAJEURE EVENT unless the event: (i) was contributed to by the fault of the party or was due to circumstances that could have been avoided or mitigated by the exercise of reasonable diligence by (A) any member of BUYER GROUP where BUYER claims force majeure or (B) any member of COMPANY GROUP where COMPANY claims force majeure; or (ii) relates to an inability to make payments of money or secure funds.

(b)	Only the following are FORCE MAJEURE EVENTS: (i) riots, wars, blockade, or acts of sabotage; (ii) threats or acts of terrorism; (iii) radioactive contamination; (iv) earthquakes, floods, fires, named hurricanes or cyclones, tidal waves, tornadoes, or other natural physical disasters; (v) epidemics; (vi) maritime or aviation disasters; (vii) strikes or labour disputes at a national or regional level or involving labour not forming part of BUYER GROUP or COMPANY GROUP, which materially impair the ability of the party claiming force majeure to perform the CONTRACT; (viii) government sanctions, embargoes, mandates, or laws, that prevent performance; (ix) inability of a party to obtain licences, permits, or governmental consents required for performance; or (x) non-performance of a party’s SUBCONTRACTOR or of a subsequent buyer where the SUBCONTRACTOR has been or is affected by one of the above FORCE MAJEURE EVENTS. However, performance will only be excused under this sub-article if the parties agree that substitute performance by another SUBCONTRACTOR is impracticable under the circumstances.

(c)	Each party will bear its own costs related to or as a consequence of a FORCE MAJEURE EVENT.

(d)	A party whose performance is delayed or prevented will: (i) notify the other party without delay; (ii) use all reasonable endeavours (including acceleration of schedules on resumption of performance) to mitigate the effects; and (iii) provide on a continuing basis plans for resumed performance and revised schedules.

10.	NOTICES

All notices or other communications under the CONTRACT must be in English and in writing, and: (i) delivered by hand; (ii) sent by prepaid courier; (iii) sent by registered post; or (iv) sent by email with confirmation receipt requested. Notices and communications are effective when actually delivered at the address specified in the CONTACT. These notice provisions will not apply to service of subpoenas or notices in connection with legal proceedings in court or administrative actions, which instead must be made according to APPLICABLE LAWS.

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Section III – General Terms and Conditions

11.	GOVERNING LAW AND DISPUTE RESOLUTION

11.1	Governing Law

This CONTRACT, and any dispute or claim arising out of or in connection with this CONTRACT or its subject matter or formation, including any non-contractual disputes or claims, will be exclusively governed by and construed in accordance with the laws of State of Texas, USA, excluding conflict of law rules and choice of law principles that provide otherwise. The United Nations Convention on the International Sale of Goods will not apply to this CONTRACT.

11.2	Dispute Resolution

(a)	Any dispute or claim arising out of or in connection with the CONTRACT or its subject matter or formation, whether in tort, contract, under statute, or otherwise, including any question regarding its existence, validity, interpretation, breach, or termination, and including any non-contractual claim, will be finally and exclusively resolved by arbitration under International Center for Dispute Resolution (“ICDR”) (the “RULES”). The arbitral tribunal, to be appointed in accordance with the RULES, will consist of one arbitrator. However, if either party asserts the amount in controversy exceeds USD $5 million, then the tribunal will consist of three arbitrators. The seat of the arbitration will be Houston, Texas, USA. The language of the arbitration will be English.

(b)	The International Bar Association (“IBA”) Rules on the Taking of Evidence in International Arbitration will apply to the arbitration. Each party waives, to the fullest extent permitted by law any right under the laws of any jurisdiction: (i) to apply to any court or other judicial authority to determine any preliminary point of law; and (ii) to appeal or otherwise challenge the award, other than on the same grounds on which recognition and enforcement of an award may be refused under Article V of the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards of 1958 (“The New York Convention”).

(c)	Nothing in this Article will be construed as preventing any party from seeking conservatory or similar interim relief from any court with competent jurisdiction. Any award rendered by the arbitral tribunal will be made in writing and will be final and binding on the parties. The parties will carry out the award without delay. Judgment upon any award or order may be entered in any court having jurisdiction. All aspects of the arbitration will be considered confidential.

12.	ADDITIONAL LEGAL PROVISIONS

(a)	The parties retain their rights and remedies under APPLICABLE LAWS, subject to any provisions in the CONTRACT that provide otherwise.

(b)	A provision of the CONTRACT is not waived unless made in writing by an authorised representative of the waiving party. The waiver of a right or the partial exercise of a remedy does not limit a party’s entitlement to exercise such right or remedy in the future.

(c)	If any provision of the CONTRACT is determined invalid or unenforceable in any respect, the provision will remain enforceable in all other respects and all other provisions of the CONTRACT will be given full effect.

(d)	Provisions that state that they survive or by their nature are intended to survive completion of performance or termination of the CONTRACT do so, along with all remedies attached to them.

(e)	The CONTRACT sets forth the entire agreement between the parties concerning its subject matter and supersedes any other agreements or statements pertaining to the same subject matter, except those agreements or statements expressly referenced in the CONTRACT as included. It is further provided, however, that any confidentiality agreement pertaining to the subject matter will remain in effect according to its terms, unless the CONTRACT provides that it is terminated or replaced.

(f)	The CONTRACT may be signed in any number of counterparts, all of which constitute a single instrument. If requested by COMPANY, BUYER agrees to use COMPANY’s designated on-line tool to sign with a digital signature, except where prohibited by APPLICABLE LAW. If signed digitally, COMPANY and BUYER agree to waive any right to dispute the genuineness of the signature, or the admissibility of the CONTRACT where such challenge is based on the absence of a physical signature.

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Section IV – Bill of Sale

SECTION IV – bILL OF SALE

THIS bill of sale IS MADE ON 27 DECEMBER 2024 BETWEEN:

Shell Retail and Convenience Operations LLC d/b/a “Shell TapUp” and d/b/a “Instafuel,” whose registered office is at 150 N. Dairy Ashford Road, Houston, Texas 77210-4749 (“COMPANY”), and EZFILL HOLDINGS, INC, whose registered office is at 57 NW 183rd Street, Miami, Florida 33169 (“BUYER”),

For the total amount of USD 4,840,121.61 for seventy three (73) trucks and USD 80,000 for atmospheric storage tank and other good and valuable consideration, the receipt of which is hereby acknowledged, COMPANY hereby sells and conveys to BUYER and its successors and assigns all its right, title, and interest in the PROPERTY, more particularly described as follows:

Payment shall be made per attached Schedule:

(a)	7% downpayment in the amount of USD 379,755.39 has been paid to COMPANY upon execution of the Letter of Understanding in December 16, 2024.

(b)	The remaing total of the purchase price of USD 4,840,121.61 shall be paid on or before Dec 27, 2024.

Truck Details: [XXXXX]

Tank list with details [XXXXX]

COMPANY warrants that it transfers the PROPERTY free and clear of all liens, security interests, claims, and encumbrances.

BUYER has examined the PROPERTY, and it has investigated any potentially hazardous or toxic properties, or potential for contamination from or caused by the PROPERTY. BUYER confirms that the PROPERTY is sold “AS IS, WHERE IS” and “WITH ALL FAULTS AND DEFECTS” in its present condition. COMPANY DISCLAIMS ALL WARRANTIES EITHER EXPRESSED OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

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Section IV – Bill of Sale

Signatories

For and on behalf of
Shell Retail and Convenience Operations LLC

/s/ Prabhu Murugan
Name:	Prabhu Murugan
Position:	President
Date:	12/27/2024

Receipt Acknowledged
EZFILL HOLDINGS, INC

/s/ Yehuda Levy
Name:	Yehuda Levy
Position:	CEO
Date:	12/27/2024

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